Exhibit 10.1

Agreement of shares transfer

Assigner: (Party A) Li Jingquan   ID: 142327511104607

                Feng Ming    ID: 142331570116051
Assignee: (Party B) Shanxi Puda Coal Group Co., Ltd.

Guarantee: (Party C) Chen Guang  ID: 142327570321247

Shanxi Jianhe Coal Industry Limited Company (“Jianhe Coal”) is a domestic-investment jointly founded on June 28, 2001.
Whereas Party A desires to transfer shares of Shanxi Jianhe Coal Limited Company; Whereas Party B desires to receive Party A’s shares; Whereas Party C agrees to stand guarantee for this shares transfer. An agreement is made as follows:

1. Party A agrees to transfer 18% shares of Shanxi Jianhe Coal Limited Industry to Party B.
2. Party B agrees to receive Party A’s 18% shares of Shanxi Jianhe Coal Limited Industry
3. Shanxi Jianhe Coal Limited Company called the board meeting and reviewed the shares transfer; after consent of shareholders, corresponding decision was made;
4. Party B’s board of shareholders has reviewed and made corresponding decision for this shares transfer.
5. Party A, Party B and Party C fully understand their respective rights and obligations during the process of this shares transfer and all agree to legally transfer shares.

Based on equality and mutual benefit, Party A, Party B and Party C reached following agreement after amiable negotiation according to relevant laws and regulations of the People’s Republic of China.

Article 1: Three parties of the agreement
1.1 Assigner: (1) Li Jingquan, hold 10% of shares of Jianhe Coal before execution of this shares transfer agreement; (2) Feng Ming, hold 8% of shares of Jianhe Coal before execution of this shares transfer agreement. All called as Party A.
1.2 Assignee: Shanxi Puda Coal Group Co., Ltd (the Party B) has a registered legal address as 426 Xuefu Road, Taiyuan, Shanxi Province. Legal representative: Zhao Ming, Chairman of board, Nationality: China

1.3 Guarantee: Chen Guang, is the first majority shareholder holding 82% of shares of Jianhe Coal Industry Limited Company.

Article 2: Place of agreement
2.1 This agreement is signed at: Taiyuan city, Shanxi province

Article 3: Object of transfer and price
3.1 Party A desires to transfer 18% shares of Jianhe Coal Industry Limited Company to Party B;
3.2 Party B agrees to receive shares above;
3.3 Party C agrees stands guarantee for shares transfer.
3.4 The transfer price agreed by both Party A and Party B is RMB 100,000,000 Yuan (Say RMB One Hundred million Yuan Only)
3.5 Party A guarantees that all shares transferred to the Party B are legally hold by Party A in Shanxi Jianhe Coal Industry Limited Company; Party A has complete right to the capital. Party A guarantees that all shares transferred have no any mortgage, hypothecation or guaranty and are indemnified from claim of any third party. Otherwise, all responsibilities incurred shall be assumed by Party A.
3.6 Party A and Party C guarantee that all documents (relevant executive approval and permits, geological exploration report, financial statement, equity information of Jianhe Coal ) provided to Party B are true and authentic, if otherwise, Party A and Party C will assume any liabilities of breach.
3.7 Party C agrees that Party A transfers 18% shares of Jianhe Coal Industry Limited Company to Party B and Party B receives the same.
3.8 Party C guarantees that Party B is given the priority for purchasing other shares transferred of Shanxi Jianhe Coal Industry Limited Company in 24 months after execution of the contract.

Article IV: Payment of shares transfer
4.1 Prepayment: Within 10 days after execution of the agreement, Party B shall pay 60% of shares transfer price specified in the agreement to Party A’s designated account.
4.2 Final payment: Within 3 days after completion of alteration registration process of above shares transfer and execution of necessary financial review of Party A and Party C cooperating with Party B for completion of this shares transfer, Party B shall pay all outstanding 40% of shares transfer price to Party A’s designated account.

Article V: Shares transfer alteration registration
5.1 Party A shall precede alternation registration of shareholder to assign 18% shares of Shanxi Jianhe Coal Industry Limited Company to Party B after Party B pays 60% of contract price to Party A, and then, Party B becomes shareholder of Jianhe Coal Industry Limited Company and has rights and obligations according to contribution proportion and articles.
5.2 After execution of agreement, Jianhe Coal Industry Limited Company shall proceed shares transfer registration procedures; Party A and Party C shall actively cooperate with Jianhe Coal Industry Company to complete above shares transfer registration.
5.3 Alteration registration procedure of above shares transfer shall be completed within 90 days after execution of this agreement.

Article VI  Change of shares and three parties’ rights and obligations
6.1 Prior to completion of this shares transfer, Party A, Party B and Party C shall treat all transfer affairs and those content involved in confidential.
6.2 Party B shall pay shares transfer price on time and date specified in the agreement.
6.3 Party B shall provide all necessary cooperation and assistance in approval, alternation registration and other legal procedures related to the shares transfer.
6.4 All charges incurred during shares transfer in this agreement shall be born by Party A.
6.5 Agreement between Party B and Party C
6.5.1 Party B receives dividend from production of Jianhe Coal, but shall not take part in the operational management of Jianhe Coal until execution of priority for purchasing other shares of Jianhe Coal Industry Limited Company.
6.5.2 Party B shall have seats on the board of shareholder according to shares proportion
6.5.3 Party C makes a commitment that annual dividend shall not less than 80% net profits of the year and declare and pay dividend in January and July of the Gregorian calendar on yearly basis from Gregorian calendar 2009.

Article VII: Default liability
7.1 After execution of the agreement, if anyone Party fails to or incomplete terms and conditions of the agreement, the Party will be deemed as default. The default party shall pay all direct economical loss incurred due to the default to the observant party.
7.2 In case of default of anyone party, the observant party has right to ask the default party to continue fulfillment of the agreement.

Article VIII: Alternation and cancelation of the agreement
8.1 In the event of following circumstance, this agreement maybe changed or cancelled providing that three parties above shall sign a written agreement for alternation or cancellation.

8.2 In the event that force majeure or external factor cause failure of anyone party to fulfill this agreement (not due to default of the same party);
8.3 Anyone party losses ability to actually fulfill the agreement.
8.4 The fulfillment of the agreement is unnecessary due to default of anyone party and observant party’s financial interests is seriously infringed.
8.5 Due to changed situation, three Parties agree to change or cancel the agreement through negotiation.
8.6 Upon cancellation of the agreement, three Parties above shall return share transfer prices and shares acquired according to this agreement to the receiving party.

Article IX: Applicable laws and settlement of dispute
9.1 All parties shall settle any disputes for effectiveness, fulfillment, default and cancellation of the agreement through amiable negotiation.
9.2 For those unsettled dispute, anyone party may apply arbitration or bring the suit to the People’s court.

Article X: Execution of the agreement and others
10.1 The agreement shall be executed after signing or stamping of Party A, B and C.
10.2 Party A agrees to authorize Party C as representative of Party A to proceed all affairs of the agreement.
10.3 This agreement is in quintuplicate, Party A, B and C holds one copy respectively, and the other two copies shall be maintained in industrial and commercial administration; all these five copies have same legal force.

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Party A:  /s/ Li Jingquan
/s/ Feng Ming

Party B: /s/ Shanxi Puda Coal Group Co., Ltd.(chop)

Party C: /s/ Chen Guang

Signed on:  May 14, 2009